Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP, INC.  ANNOUNCES CORPORATE NAME CHANGE

LEBANON, Tenn. – November 26, 2008 – CBRL Group, Inc. (“the Company”) (Nasdaq: CBRL) announced today that its shareholders overwhelmingly approved changing the corporation’s name to Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”).   Upon effectiveness of the name change, the Company’s common stock will continue trading under the symbol “CBRL” on Nasdaq.  The Company expects the name change to be effective within the next two weeks upon completion of certain administrative matters and the filing of an amendment to the Company’s charter.

Commenting on the name change, the Company’s Chairman, President and Chief Executive Officer Michael A. Woodhouse said, “With our return to a single-concept company and to further build on our strong and highly-differentiated brand, we are pleased to return to the Company’s original name of Cracker Barrel Old Country Store, Inc.”

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 583 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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